EXHIBIT 4.1










CORPDAL:52067.3 22768-00001

                                VTEL CORPORATION

                             1996 STOCK OPTION PLAN







CORPDAL:64565.1  22768-00001

                        TABLE OF CONTENTS                                 Page


1.       Purposes of the Plan................................................  1
         --------------------

2.       Definitions.........................................................  1
         -----------
         (a)      "Board"....................................................  1
                   -----
         (b)      "Committee"................................................  1
                   ---------
         (c)      "Common Stock".............................................  1
                   ------------
         (d)      "Company"..................................................  1
                   -------
         (e)      "Consultant"...............................................  1
                   ----------
         (f)      "Continuous Status as an Employee or Consultant"...........  1
                   ----------------------------------------------
         (g)      "Date of Grant"............................................  1
                   -------------
         (h)      "Designated Plans".........................................  1
                   ----------------
         (i)      "Eligible Committee Member"................................  2
                   -------------------------
         (j)      "Employee".................................................  2
                   --------
         (k)      "Employer".................................................  2
                   --------
         (l)      "Exercise Price"...........................................  2
                   --------------
         (m)      "Fair Market Value"........................................  2
                   -----------------
         (n)      "Incentive Stock Option"...................................  2
                   ----------------------
         (o)      "Non-Statutory Stock Option"...............................  2
                   --------------------------
         (p)      "Option"...................................................  2
                   ------
         (q)      "Option Proceeds"..........................................  2
                   ----------------
         (r)      "Optioned Stock"...........................................  2
                   --------------
         (s)      "Optionee".................................................  2
                   --------
         (t)      "Parent"...................................................  2
                   ------
         (u)      "Plan".....................................................  2
                   ----
         (v)      "Reacquired Shares"........................................  2
                   -----------------
         (w)      "Separation"...............................................  3
                   ----------
         (x)      "Share"....................................................  3
                   -----
         (y)      "Shareholder Approval".....................................  3
                   --------------------
         (z)      "Subsidiary"...............................................  3
                   ----------

3.       Stock Subject to the Plan...........................................  3
         -------------------------

4.       Administration of the Plan..........................................  3
         --------------------------

5.       Eligibility.........................................................  4
         -----------

6.       Term of Plan........................................................  5
         ------------

7.       Term of Option......................................................  5
         --------------

8.       Exercise Price and Method of Payment................................  5
         ------------------------------------

9.       Exercise of Option..................................................  6
         ------------------

10.      Non-Transferability of Options......................................  7
         ------------------------------

11.      Adjustments Upon Changes in Capitalization or Merger................  7
         ----------------------------------------------------

12.      Time of Granting Options............................................  7
         ------------------------

13.      Amendment and Termination of the Plan...............................  8
         -------------------------------------

14.      Conditions Upon Issuance of Shares..................................  8
         ----------------------------------

15.      Reservation of Shares...............................................  8
         ---------------------

16.      Option Agreement....................................................  9
         ----------------

17.      Shareholder Approval................................................  9
         --------------------


CORPDAL:64565.1  22768-00001
                                                        ii

                                VTEL CORPORATION

                             1996 STOCK OPTION PLAN


     1. Purposes of the Plan. The purposes of this Plan are to attract and retain, and provide additional incentive to Employees and Consultants of the Company and any Parent or Subsidiary in order to promote the success of such Employer's business.

         It is intended that each option granted hereunder will either qualify as an "incentive stock option", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or shall be an option which does not so qualify.

     2. Definitions. As used herein, the following definitions shall apply:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

     (c) "Common Stock" shall mean the share or shares of common stock, par value $.01 per share, of the Company.

     (d) "Company" shall mean VTEL Corporation, a Delaware corporation.

     (e) "Consultant" shall mean any person or entity who or which is engaged by the Employer to render consulting services and is compensated for such consulting services and any director of the Employer whether compensated for such services or not; provided that, in the event the Company registers any security under Section 12 of the Securities Exchange Act of 1934, as amended, the term Consultant shall thereafter not include directors who are not compensated for their services and are paid only a director's fee by the Employer.

     (f) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted while an Employee or Consultant is on sick leave, military leave, or any other leave of absence approved by the Employer, if the period of such leave does not exceed 90 days, or, if longer, so long as the Employee's or Consultant's right to reemployment or to continue consulting services, as the case may be, with the Employer is guaranteed either by statute or by contract.

     (g) "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Option as provided in Section 12.

     (h) "Designated Plans" shall mean, collectively, this Plan, the VTEL [Videotelecom Corp.] 1989 Stock Option Plan, and the VTEL Corporation Employee Stock Purchase Plan.

     (i) "Eligible Committee Member" shall mean a person who is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code and the applicable treasury regulations at the time of reference, and also is a person having such qualifications, if any, as are necessary under Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation or statute adopted under the federal securities laws as in effect at the time of the determination, to enable the Plan to comply with such Rule.

     (j) "Employee" shall mean any person, including an officer or director, employed by the Employer. The payment of a director's fee by the Employer shall not be sufficient to constitute "employment" by the Employer.


CORPDAL:64565.1  22768-00001
                                                         1

     (k) "Employer" shall mean, collectively, the Company and any Parent or Subsidiary.

     (l) "Exercise Price" shall mean the per Share price required to be paid by the Optionee in order to exercise his right to acquire the Share under the terms of the Option.

     (m) "Fair Market Value" shall mean the fair market value of Shares as determined under Section 8(b).

     (n) "Incentive Stock Option" shall mean an option intended to qualify as an incentive stock option within the meaning of Section 422A(b) of the Code.

     (o) "Non-Statutory Stock Option" shall mean an option which is not intended to qualify as an Incentive Stock Option.

     (p) "Option" shall mean an option which is granted pursuant to the Plan to purchase Shares.

     (q) "Option Proceeds" shall mean the cash proceeds received by the Company from the exercise subsequent to December 31, 1991 of stock options granted under the Designated Plans.

     (r) "Optioned Stock" shall mean the shares of Common Stock subject to an Option.

     (s) "Optionee" shall mean an Employee or Consultant to whom an Option has been granted.

     (t) "Parent" shall mean a "parent corporation" of the Company as defined in
Section 425(e) of the Code. ------

     (u) "Plan" shall mean this VTEL Corporation 1996 Stock Option Plan.

     (v) "Reacquired Shares" shall mean Shares, if any, reacquired by the Company on the open market, but which shall not, at the time of reference, exceed, in the aggregate, the lesser of (i) Shares having an aggregate purchase price equal to the Option Proceeds at such time of reference, and (ii) fifty percent (50%) of the aggregate Shares (excluding Reacquired Shares) authorized in the first paragraph of Section 5, as it may be in effect at such time of reference.

     (w) "Separation" shall mean the date on which an Employee or Consultant ceases to have such employment or consulting relationship with the Employer for any reason.

     (x) "Share" shall mean a share of Common Stock.

     (y) "Shareholder Approval" shall mean the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the shareholder meeting of reference and entitled to vote on the matter in question.

     (z) "Subsidiary" shall mean a "subsidiary corporation", of the Company as defined in Section 425(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the aggregate number of Shares which may be optioned and sold under the Plan is seven hundred thousand (700,000), plus Reacquired Shares. The Shares may be authorized, but unissued, or reacquired.

     If Shares are received by the Company in connection with the exercise of an Option hereunder by the delivery of Shares (if authorized), or if an Option should expire or become unexercisable for any reason without having been exercised in full, such Shares received, or remaining unpurchased, shall be available for future grant under the Plan.


CORPDAL:64565.1  22768-00001
                                                         2

     4. Administration of the Plan.

     (a) Procedure. The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company appointed by the Board.

          (i) Each member of the Committee must be an Eligible Committee Member. Accordingly, without limitation, under the regulations in existence as of the effective date of the Plan, a member of the Committee (x) shall not be granted or awarded Options under the Plan, (y) shall not be granted or awarded options, grants, awards or other rights pursuant to any other stock, stock option or stock appreciation rights plan of the Employer or any of its affiliates (each, an "Other Plan") if a grant or award under such plan would cause such person not to be or to lose his status as an Eligible Committee Member (each, a "Disqualifying Grant") and (z) shall not have been granted or awarded any Options under the Plan and shall not have been granted or awarded any Disqualifying Grant under any Other Plan at any time after one year prior to the date of his appointment to the Committee; provided, however, in the event that the regulations in existence as of the effective date of the Plan were modified in a manner that would permit any of the foregoing items specified in clauses (x), (y) or (z) of this Section 4(a)(i), the restrictions contained in clauses (x), (y) and (z) of this
     Section 4(a)(i) shall be correspondingly amended to permit the otherwise proscribed matter.

          (ii) If a member of the Committee ceases to be an Eligible Committee Member for any reason, such person shall immediately, without any action by the Board, cease to be a member of the Committee.

          (iii) Any and all determinations and interpretations of the Committee shall be made either (w) by a majority vote of the Committee members at a meeting duly called, or (x) without a meeting, by the written approval of all members of the Committee. Nothing herein shall preclude the Committee from delegating its authority (except that authority which is required to be retained and exercised in order (y) to comply with the requirements of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and
     (z) to exclude all amounts relating to each Option from constituting "applicable employee remuneration" under Section 162(m) of the Code) to an officer of the Company.

     (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations under, and the interpretations of, any provision of the Plan or an Option by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive. Without limiting the generality of the foregoing, the Committee, in its sole discretion, shall have the authority: (i) to grant Options; (ii) to determine, in accordance with
Section 8(b) of the Plan, the Fair Market Value of a Share; (iii) to determine the Exercise Price; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Options shall be granted, the number of Shares to be represented by each Option and whether such Options shall be Incentive Stock Options, Non-Statutory Stock Options, or any combination thereof; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, to modify or amend any outstanding Option; (viii) to accelerate or defer, with the consent of the holder thereof, the exercise date of any outstanding Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility.

     (a) Incentive Stock Options may be granted only to Employees. Non-Statutory Stock Options may be granted to either Employees or Consultants. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options; provided, however, that in no case may an Employee be granted an Option covering more than three hundred thousand (300,000) Shares during any calendar year.

     (b) The Plan shall not confer upon any Optionee any right with respect to continuation of employment by, or consulting relationship with, the Employer, nor shall it interfere in any way with his right or the Employer's right to

CORPDAL:64565.1  22768-00001
terminate his employment or consulting relationship at any time, nor shall the reference to "Employer" confer an employment relationship on a Consultant.

     (c) $100,000 Limitation on Annual Vesting of Incentive Stock Options. The aggregate Fair Market Value (determined as of the Date of Grant) of the Shares with respect to which any one or more Incentive Stock Option(s) granted hereunder or under all such plans of the Employer is exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

     6. Term of Plan. The Plan shall become effective April 8, 1996, subject to Shareholder Approval, and shall expire on the tenth anniversary of the effective date.

     7. Term of Option. The term of each Option shall be of such length, not to exceed ten (10) years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Employer) from the Date of Grant, as may be determined by the Committee.

     8. Exercise Price and Method of Payment.

     (a) The Exercise Price shall be determined by the Committee, but in the case of an Incentive Stock Option, such Exercise Price shall not be less than 100% (or, in the case of an Incentive Stock Option granted to an Employee who, at the time of grant, owns stock representing more than ten (10%) percent of the voting power of all classes of stock of the Employer, 110%) of the Fair Market Value per Share on the Date of Grant.

     (b) The Fair Market Value per Share shall be such amount as the Committee, in its sole discretion shall determine; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be determined as follows: (i) if Common Stock is listed or admitted for trading on any United States national securities exchange or included in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ/NMS") or the NASDAQ Small Cap Market, the mean of the highest and lowest sales prices of the Common Stock on such exchange or system, on the Date of Grant, as reported by The Wall Street Journal, or (ii) if the securities are quoted on the National Association of Securities Dealers Automated Quotation System (but not NASDAQ/NMS or NASDAQ Small Cap Market) or similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations, of the securities on such system on the Date of Grant, as reported in such system.

     (c) Payment for the Shares upon exercise of an Option shall be made in cash, or by check, or if authorized by the Committee, by promissory note or delivery of other Shares, having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Shares as to which said Option is being exercised, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and authorized by the Committee.

     9. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option shall be exercisable at such times, and under such conditions, as shall be determined by the Committee, including performance criteria with respect to the Employer and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment of the Exercise Price for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under
Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise

CORPDAL:64565.1  22768-00001
                                                         4
of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date as of which the stock certificate is issued, except as provided in Section 11 of the Plan.

     Each exercise of an Option shall reduce, pro tanto, the total number of Shares that may thereafter be purchased under such Option. Subject to the provisions of the Section 5(c), in no event shall be exercise of an Incentive Stock Option by an Employee have any effect on the exercise of any Non-Statutory Stock Options granted to such Employee, nor shall the exercise of a Non-Statutory Stock Option have any effect on the exercise of any Incentive Stock Options granted to such Employee.

     (b) Termination of Status as an Employee or Consultant. Following his date of Separation, an Optionee may, but only within thirty (30) days after such date of Separation, exercise his Option to the extent that he was entitled to exercise it on his date of Separation, and thereafter the unexercised portion of the Option shall terminate.

     (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event an Optionee's Separation is the result of permanent and total disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of Separation, exercise his Option to the extent he was entitled to exercise it at the date of Separation. To the extent that he was not entitled to exercise the Option at such date of Separation, or if he does not exercise it within the time specified herein, the unexercised portion of the Option shall terminate.

     (d) Death of Optionee. In the event an Optionee's Separation is by reason of death, the Option may be exercised, at any time within twelve (12) months following the date of the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only as to the number of Shares subject to the Option as to which the right to exercise had accrued to the Optionee at the date of death. Notwithstanding the foregoing, if an Optionee's death occurs within thirty (30) days after Separation, the Option may be exercised at any time within three (3) months following the date of the Optionee's death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of Optionee's Separation.

     10. Non-Transferability of Options. Any Option granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the aggregate number of Shares which have been authorized for issuance under the Plan, as well as the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

     In the event of the proposed dissolution or liquidation of the Employer, or in the event of a proposed sale of all or substantially all of the assets of the Employer, or the merger of the Employer with or into another corporation, any Options of such Employer's Employees or Consultants will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     12. Time of Granting Options. Any Option granted hereunder shall be deemed to have been granted on the date on which the Committee makes its determination to grant such Option to the Optionee. Written notice of the

CORPDAL:64565.1  22768-00001

Committee's determination to grant an Option to an Employee or Consultant shall be given to such Employee or Consultant within a reasonable time after the date of such grant.

     13. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may terminate the Plan at any time. The Board may amend the Plan at any time in such respects as the Board may deem advisable; provided, that the following amendments shall require Shareholder Approval:

          (i) any change in the aggregate number of Shares (subject to the adjustments described herein) subject to the Plan;

          (ii) any change in the designation of the class of employees eligible to be granted Incentive Stock Options;

          (iii)  permitting  the granting of an Option which extends  beyond Ten
     (10) years from the Date of Grant;

          (iv) extending the termination date of the Plan past the 10th anniversary of its effective date; or

          (v) if the Company  has a class of equity  security  registered  under
     Section 12 of the Exchange Act at the time of such amendment, any change in the Plan which would materially increase the benefits accruing to participants under the Plan.

     (b) Effect of Amendment or Termination. The amendment or termination of the Plan shall not substantially impair the rights and obligations of the Optionee under any Option with a Date of Grant prior to such amendment or termination, unless the Optionee shall have consented to such change in writing.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Committee shall approve.

     17. Shareholder Approval. If the Plan is adopted by action of the Board of Directors prior to Shareholder Approval, continuance of the Plan shall be subject to Shareholder Approval within 12 months following the date of adoption.

CORPDAL:64565.1  22768-00001
                                                         6